United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2004

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Item 2.  Acquisition or Disposition of Assets

On January 6, 2004, Shuffle Master, Inc. (the “Company”) entered into an agreement (the “Agreement”) pursuant to which it sold certain of its slot product assets to International Game Technology (“IGT”).   Prior to the Agreement, the Company and IGT had existing agreements to cooperatively develop and market slot machines (the “IGT Alliance Agreements”).  Significant terms of the Agreement include:

•  The Company sold its share of the IGT Alliance slot operations, related inventory and leased assets to IGT.

•  The Company conveyed to IGT certain intellectual property rights, principally patents licenses.

•  Existing IGT Alliance Agreements were terminated.

•  The Company agreed to terminate its initiative to develop retrofit games based on IGT’s S+ game platform.

•  IGT agreed to pay the Company net cash consideration of $6.6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	January 20, 2004

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman and Chief Executive Officer